Exhibit 99.2

Exhibit A

FORM OF AMENDMENT TO

COMMON STOCK PURCHASE WARRANT

This Amendment to Common Stock Purchase Warrant (this “Amendment”) is made and entered into effective as of March            , 2019, by and between Ekso Bionics Holdings, Inc., a Nevada corporation (the “Company”), and the undersigned holder (the “Holder”).

WHEREAS, the Holder holds a Common Stock Purchase Warrant (the “Warrant”) exercisable for the number of shares of the Company’s common stock, par value $0.001, set forth under the Holder’s signature below (the “Warrant Shares”) at an exercise price of $3.74 per share, which was originally issued to the Holder on or about December 23, 2015 pursuant to that certain Securities Purchase Agreement dated December 23, 2015 among, inter alios, the Company and the Holder (the “SPA”);

WHEREAS, capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Warrant;

WHEREAS, the Holder and the Company propose to amend the SPA (the “SPA Amendment”);

WHEREAS, in connection with entering into the SPA Amendment, the Company and the Holder desire to amend the Warrant as set forth in this Amendment; and

WHEREAS, pursuant to Section 5(l) of the Warrant, the Warrant may be modified or amended with the written consent of the Company and the Holder;

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

1. Adjustment of Exercise Price.

(a)       Section 2(b) of the Warrants is hereby deleted in its entirety and replaced with the following:

“Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $2.75, subject to adjustment hereunder (the “Exercise Price”).”

(b) For avoidance of doubt, any event or occurrence prior to the Effective Date shall not result, and shall not be deemed to have resulted, in the adjustment of the Exercise Price as amended by Section 1(a) of this Amendment.

2. Necessary Acts. Each party to this Amendment hereby agrees to perform any further acts and to execute and deliver any further documents that may be necessary or required to carry out the intent and provisions of this Amendment and the transactions contemplated hereby.

3. Governing Law. This Amendment will be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law.

4. Continued Validity. Except as otherwise expressly provided herein, the Warrant shall remain in full force and effect, unamended.

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(Signature Page Follows)

Exhibit A

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its officer thereunto duly authorized as of the date first above indicated.

ekso bionics holdings, inc.

By:
Name:
Title:

Exhibit A

SIGNATURE OF HOLDER

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

Number of Warrant Shares: